                                                                    Exhibit 99.1

                         ENROLLMENT AUTHORIZATION FORM


                                        Please enroll this account as follows:
                                        --------------------------------------
                                        Place an "X" in the box with black or
                                        blue ink ([X]) to select option(s).

                                        FULL DIVIDEND REINVESTMENT
                                        Reinvest all dividends for this account.

                                        PARTIAL DIVIDEND REINVESTMENT
                                        Reinvest any dividends that may become
                                        payable to me on the following shares of
                                        my stock and invest any voluntary cash
                                        payments I may choose to send. --------
                                                                          *Shs.
                                                                       --------
                                        VOLUNTARY CASH PAYMENTS ONLY
                                        Invest the attached cash payment and any future voluntary cash payments I may choose to send.

                                        AUTOMATIC MONTHLY DEDUCTIONS
                                        Also complete the next form below.

Signature(s) of                         *CANNOT BE GREATER THAN THE TOTAL NUMBER
Registered Owner(s)                     OF SHARES OF STOCK CURRENTLY REGISTERED
                                        IN YOUR NAME.

                                        Under each of the options above,
                                        participants may make voluntary cash
                                        payments at any time.

                             (Detach)

                            AUTHORIZATION FORM FOR
                         AUTOMATIC MONTHLY DEDUCTIONS

                                 INSTRUCTIONS FOR REVERSE SIDE OF FORM
                             1. Indicate the Type of Account: Checking or
                                Savings.
                             2. Print the complete Bank Account Number.
                             3. Print the Name on Bank Account as it appears
                                on your bank account.
                             4. Print the complete name of your financial
                                institution, including the branch name and address.
                             5. Print the ABA Number (Bank Number) from your
                                check or savings deposit slip.
                             6. Amount of automatic monthly deduction: Indicate
                                the monthly amount authorized to transfer from your checking or savings account to purchase additional shares.

                             Please enclose a copy of a VOID check or a savings deposit slip to verify banking information.

                             PLEASE COMPLETE THE INFORMATION ON THE REVERSE SIDE OF THIS FORM.


I (We) hereby authorize First Chicago Trust Company of New York to make monthly automatic transfers of funds from the checking or savings account in the amount stated on the reverse of this form. These funds will be used to purchase shares for deposit into my (our) account.

Signature(s)
            ---------------------------------------------
Date               Daytime Phone Number
    ---------------                    ------------------


                             (Detach)

                          VOLUNTARY CASH PAYMENT FORM


                                                 To purchase additional shares,
                                                 please make check or money
                                                 order payable in United States
                                                 dollars to "First Chicago
                                                 Trust." (Please note your
                                                 account number and company code
                                                 on the payment.)
                                                 DO NOT SEND CASH.

                                                 Amount enclosed $
                                                                  ----------

                                                 -------------------------------
                                                 MAIL PAYMENT TOGETHER WITH THIS
                                                 FORM IN THE POSTAGE PRE-PAID
                                                 ENVELOPE PROVIDED OR TO THE
                                                 ADDRESS SHOWN ON THE REVERSE
                                                 SIDE OF THIS FORM.
                                                 -------------------------------

                                                    Daytime telephone number.
                                                    (     )
                                                    ----------------------------
                                                    Area Code

Voluntary cash payments should be mailed to First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 13531, Newark, NJ 07188-0001.

Participation in the plan is subject to the terms as outlined in the plan description. Participation in the plan may be terminated at any time by sending written instructions signed by all registered owners to First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you do not check any box, you will be enrolled in FULL DIVIDEND REINVESTMENT.

If you elected PARTIAL DIVIDEND REINVESTMENT, and:
    -If you wish to reinvest cash dividends on all of the shares now registered in your name but not on any additional shares that may be registered in your name in the future, write the total number of shares now registered in your name in the space provided.

    -If you wish to reinvest cash dividends on less than all of the shares now registered in your name and continue to receive a check for cash dividends on the remaining shares, write the number of shares on which you do wish dividends reinvested in the space provided.

Under each option, regardless of the one you select, dividends received on shares accumulated and held under the plan will be reinvested.


                          AUTOMATIC MONTHLY DEDUCTION

Please Print All Items

1.   Type of Account:   [_] Checking   [_] Savings

2.
     -----------------------------------------------------------------
     Bank Account Number

3.
     -----------------------------------------------------------------
     Name on Bank Account

4.
     -----------------------------------------------------------------
     Financial Institution

     -----------------------------------------------------------------
     Branch Name

     -----------------------------------------------------------------
     Branch Street Address

     -----------------------------------------------------------------
     Branch City, State and Zip Code

5.
     -----------------------------------------------------------------
     ABA Number

6.   $               Amount of automatic monthly deduction.
      ---------------


                      VOLUNTARY CASH PAYMENT INFORMATION

Voluntary cash payments should be mailed to First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 13531, Newark, NJ 07188-0001.

For information, participants may write to First Chicago Trust Company of New York, Dividend Reinvestment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you prefer, you may call First Chicago Trust Company of New York at the telephone number listed in the enclosed plan description.